Exhibit 3.2

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Thumzup Media Corporation Entity or Nevada Business Identification Number (NVID): NV20201927817
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series B Preferred Stock Date of Designation: 04/17/2024 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * See attached hereto.
8. Signature: (Required)	X ______________________________ Date: Signature of Officer

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 8/1/2023

THUMZUP MEDIA CORPORATION

Unanimous Written Consent

of the Board of Directors

July 17, 2025

In accordance with Section 78.315(2) of the Nevada Revised Statutes of the State of Nevada, as amended, and the Bylaws of Thumzup Media Corporation, a Nevada corporation (the “Company”), the undersigned, constituting all of the members of the Board of Directors of the Company (the “Board”), do hereby execute this Unanimous Written Consent (this “Consent”) for the purpose of voting for, adopting, approving, and consenting to the following recitals and resolutions to have the same force and effect as if adopted at a duly constituted meeting of the Board:

CERTIFICATE OF WITHDRAWAL TO AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS OF SERIES B PREFERRED STOCK

WHEREAS, on April 17, 2024, the Company filed the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Nevada, pursuant to which 40,000 shares the Company’s preferred stock, par value $0.001 per share, were designated as the Company’s Series B Convertible Preferred Stock (the “Preferred Stock”);

WHEREAS, as of July 15, 2025, all remaining issued and outstanding shares of Preferred Stock were converted into shares of common stock of the Company, par value $0.001 per share and as of the date hereof, there remain no issued and outstanding shares of Preferred Stock;

WHEREAS, pursuant to NRS 78.1955(6), if shares of a class or series of stock establish by a certificate of designation are not outstanding, the Company may file a certificate which states that no shares of the class or series are outstanding, and which contains the resolution of the Board authorizing the withdrawal of the certificate of designation establishing the class or series of stock;

WHEREAS, the Board of Directors has determined it is advisable and in the best interest of the Corporation and its shareholders to authorize the withdrawal and cancel all designation, rights, preferences and limitations of the shares of the Preferred Stock, and strike all references to the Preferred Stock from the books and records of the Company;

WHEREAS, the Board has reviewed the Certificate of Withdrawal to the Certificate of Designations in the form attached hereto as Exhibit A (the “Certificate of Withdrawal”), which, upon filing, will eliminate and cancel all designation, rights, preferences and limitations of the shares of the Preferred Stock, and strike all references to the Preferred Stock from the books and records of the Company; now, therefore, be it

RESOLVED, that the appropriate officers of the Company be, and hereby, are authorized, empowered and directed to execute, file and deliver the Certificate of Withdrawal for and on behalf and in the name of the Company, with such changes in the terms and provisions thereof as the officer executing the same, in his or her sole discretion, deems necessary or appropriate and in the best interest of the Company, pursuant to the foregoing resolutions with his or her signature thereof being conclusive evidence that he or she did so deem any such changes to be necessary or appropriate and in the best interest of the Company; and, be it further

RESOLVED, that the form, terms and provisions of the Certificate of Withdrawal pursuant to NRS 78.1955(6), in substantially the form attached hereto as Exhibit A, is hereby approved, and that each of the officers of the Company be, and each such officer hereby is, ratified, authorized and empowered to execute the Certificate of Withdrawal with such modifications and changes therein as such officers shall approve, such execution to constitute evidence of such approval; and, be it further

RESOLVED, that the Board hereby approves the cancellation and withdrawal of the Preferred Stock and authorizes the withdrawal of the Certificate of Designation with respect to the Preferred Stock filed with the Secretary of State of the State of Nevada; and, be it further

RESOLVED, that any actions previously taken by the Company’s officers relating to the Certificate of Withdrawal and the actions related thereto be, and each of them hereby is, ratified, approved and adopted in all respects as actions taken on behalf of the Company.

General Authorization

RESOLVED, that the officers of the Company be, and each of them hereby are, authorized to prepare, execute, deliver and perform such agreements, documents and other instruments, to pay or cause to be paid on behalf of the Company, any related costs and expenses, to execute and deliver or cause to be executed and delivered such other notices, requests, demands, directions, consents, approvals, orders, applications, certificates, agreements, undertakings, supplements, amendments, further assurances or other instruments or communications under the corporate seal of the Company, or otherwise, and to take such other action, in the name and on behalf of the Company, as each such officer, in his or her discretion, shall deem necessary or advisable to complete and effect the foregoing transactions and to carry out the intent and purposes of the foregoing resolutions and the transactions contemplated thereby; and, be it further

RESOLVED, that the officers of the Company be, and each of them hereby is, in the name and on behalf of the Company, authorized to take all such actions and execute and deliver all such instruments and documents as such officer may deem necessary or appropriate in order to fully effectuate the purpose of each of the foregoing resolutions.

RESOLVED, that this Unanimous Written Consent of the Board may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same written consent, and to the extent executed and delivered by means of a facsimile machine or other electronic transmission (including e-mail of a “pdf” signature), this written consent shall be treated in all manners and respects and for all purposes as an original written consent and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.